Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-265697, No. 333- 264223, No. 333-263830, No. 333-254924, No. 333-237434, No. 333-230544, No. 333-224064, No. 333-217015, No. 333-210490, No. 333-203145, No. 333-194924, No. 333-187658, and No. 333-180896) of Splunk Inc. of our report dated March 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 23, 2023